Exhibit 99.1

Global Consumer Acquisition Corp

Pro Forma Balance Sheet

	Actual as of June 11, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS
Current asset - cash	$15,022	$		$15,022
Other receivable	1,037,868			1,037,868
Total Current Assets	1,052,890	-		1,052,890

Cash Held in Trust Account	170,850,000	12,630,000	a.	183,543,150
		221,025	b.
		(157,875)	c.
TOTAL ASSETS	$171,902,890	$12,693,150		$184,596,040

LIABILITIES AND STOCKHOLDERS' EQUIT
Current Liabilities
Accrued expense and other payable	23,911	-		23,911
Promissory note- related party	143,563	-		143,563
Total Current Liabilities	167,474	-		167,474

Warrant liability	9,110,122	671,577	e.	9,781,698
Deferred underwriter fee payable	5,525,000	410,475	d.	5,935,475
TOTAL LIABILITIES	14,802,596	1,082,052		15,884,647

Commitments and Contingencies
Class A common stock subject to possible redemption; 15,134,358 and 16,289,691 shares at redemption value, respectively	152,100,294	11,611,098	g.	163,711,392

Stockholders' Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 7,184,652 and 7,314,422 issued and outstanding (excluding 15,134,358 and 16,289,691 shares subject to redemption), respectively	718	126	a.	833
		2	b.
		(13)	g.

Additional paid-in capital	5,489,923	12,629,874	a.	5,519,504
		221,023	b.
		(157,875)	c.
		(410,475)	d.
		(671,577)	e.
		29,696	f.
		(11,611,085)	g.
Accumulated deficit	(490,639)	(29,696)	f.	(520,336)
Total Stockholders' Equity	5,000,001	-		5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$171,902,890	$12,693,150		$184,596,040

Global Consumer Acquisition Corporation

Note to Pro Forma Financial Statement

(unaudited)

NOTE 1 - CLOSING OF OVERALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Global Consumer Acquisition Corporation (the “Company”) as of June 10, 2021, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on June 16, 2021 as described below.

On June 16, 2021, the Company consummated the closing of the sale of 1,263,000 additional units of the Company’s common stock, $0.0001 par value at a price of $10 per unit (the “Units”) upon receiving notice of the underwriters’ election to partially exercise their overallotment option (“Overallotment Units”), generating additional gross proceeds of $12,630,000 and incurred additional offering costs of $157,875 in underwriting fees. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one-half of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one common stock at a price of $11.50 per share. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 22,103 Private Placement Warrants to Global Consumer Acquisition LLC., a Delaware limited partnership (the “Sponsor”), generating gross proceeds of $221,025.

Pro forma adjustments to reflect the exercise of the underwriters’ overallotment option are as follows:

Pro forma entry
a.	Cash held in Trust Account	12,630,000
	Common Stock		126
	Additional paid-in capital		12,629,874
	To record sale of 1,263,000 Overallotment Units at $10.00 per Unit

b.	Cash held in Trust Account	211,025
	Common Stock		2
	Additional paid-in capital		221,023
	To record sale of 22,100 Private Placement Units at $10.00 per unit.

c.	Additional paid-in capital	157,875
	Cash held in Trust Account		157,875
	To record payment of 1.25% of cash underwriting fee on overallotment option

d.	Additional paid-in capital	410,475
	Deferred underwriting fees		410,475
	To record the liability for deferred underwriting fees on overallotment option

e.	Additional paid-in capital	671,577
	Warrant liability		671,577
	To adjust warrant liability upon partial exercise of over-allotment.

f.	Accumulated deficit	29,696
	Additional paid-in capital		29,696
	To record additional costs allocated to the warrant liability related to the exercise of the overallotment option.

g.	Common stock subject to possible redemption		11,611,098
	Common Stock	13
	Additional paid-in capital	11,611,085
	To restore total equity above $5,000,001